CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

MICHAEL W. STOCKTON, Executive Vice President and Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of Capital Group KKR Core Plus (plus) (the “Registrant”), each certify to the best of her or his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2025 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer

Capital Group KKR Core Plus (plus)

/s/ Michael W. Stockton

Michael W. Stockton,

Executive Vice President and Principal Executive Officer

Date: March 09, 2026

Principal Financial Officer

Capital Group KKR Core Plus (plus)

/s/ Brian C. Janssen

Brian C. Janssen,

Treasurer and Principal Financial Officer

Date: March 09, 2026

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Capital Group KKR Core Plus (plus) and will be retained by Capital Group KKR Core Plus (plus) and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.